                                                                    EXHIBIT 99.1



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                                              Investor Relations: (312) 606-4125





               USG CORPORATION REPORTS THIRD QUARTER NET SALES OF
                  $963 MILLION AND NET EARNINGS OF $39 MILLION

     - Net sales increased 7% compared to the third quarter last year

     - Net earnings declined by $5 million primarily due to higher energy costs

     - Gypsum and Distribution units achieved record shipments during quarter

     CHICAGO, October 24, 2003--USG Corporation (NYSE:USG), a leading building products company, today reported third quarter 2003 net sales of $963 million and net earnings of $39 million. Net sales increased $60 million while net earnings declined $5 million compared with the third quarter last year. Diluted earnings per share for the third quarter of 2003 were $0.89, compared with $1.03 a year ago.

     "We achieved solid revenue growth during the quarter amid market conditions that were mixed," commented William C. Foote, USG Corporation Chairman, CEO and President. "Sales growth from record product shipments in USG's two largest businesses, North American gypsum and building products distribution, more than offset weakness in our worldwide ceilings business caused by declining commercial construction."

     Commenting on profitability, Foote explained, "We continue to grow and strengthen our company, but we are facing many ongoing cost pressures, such as higher raw material and energy prices. We have been working hard this year to offset these rising operating costs and


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USG CORPORATION REPORTS THIRD QUARTER RESULTS/2

mitigate their impact on earnings. In 2003, we further improved operating efficiencies, made better use of working capital and reduced administrative expenses. In addition, we added capacity in our growing Sheetrock(R) Brand joint compound and DUROCK(R) Brand cement board product lines, and continued to invest in our building products distribution business. Additional initiatives are underway."

     Net sales for the first nine months of 2003 were $2,739 million, versus net sales of $2,617 million for the same period in 2002. Net earnings for the first nine months were $76 million compared to $22 million for that period last year. Diluted earnings per share for the first nine months of 2003 were $1.75, compared to $0.51 for the first nine months of 2002.

     Results in both nine-month periods included charges related to the adoption of new accounting standards. Net earnings for the first nine months of 2003 include a noncash, after-tax charge of $16 million related to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." Net earnings in the first nine months of 2002 included a noncash, nontaxable charge of $96 million related to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." Earnings before the cumulative effect of these accounting changes were $92 million for the first nine months of 2003 and $118 million for the same period last year. Diluted earnings per share on that basis were $2.13 and $2.73 for the first nine months of 2003 and 2002, respectively.

     Earlier this year, the Judiciary Committee of the United States Senate approved the Fairness in Asbestos Injury Resolution Act of 2003, a bill intended to establish a nationally administered trust fund to compensate asbestos personal injury claimants. Since that time, various provisions


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USG CORPORATION REPORTS THIRD QUARTER RESULTS/3

of the bill have been the subject of intense discussions. USG has been actively and directly involved in these discussions and remains very supportive of current efforts to pass asbestos litigation reform legislation.

     Foote praised those involved in developing a bipartisan, legislative solution to the asbestos litigation crisis, saying, "The tremendous amount of time and effort devoted to this legislative initiative by Senators Frist, Hatch, Daschle, Leahy and many others in Congress, together with representatives of labor and the business community, speaks to the seriousness of the asbestos crisis. For the sake of those suffering from asbestos-related diseases, as well as retirees, employees, creditors and shareholders who are being harmed by the current system, we must keep working toward an equitable solution to this crisis."

CORE BUSINESS RESULTS

NORTH AMERICAN GYPSUM

     USG's North American gypsum business recorded net sales of $600 million and operating profit of $60 million in the third quarter. This compares with net sales and operating profit of $552 million and $63 million, respectively, in the third quarter last year.

     United States Gypsum Company ("U.S. Gypsum") realized third quarter 2003 net sales of $540 million and operating profit of $43 million. These results compare with net sales and operating profit of $502 million and $50 million, respectively, in the third quarter last year. The largest factor contributing to the decline in profitability was a lower profit margin on SHEETROCK Brand gypsum wallboard due to increased energy costs.


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USG CORPORATION REPORTS THIRD QUARTER RESULTS/4

     U.S. Gypsum shipped 2.7 billion square feet of SHEETROCK Brand gypsum wallboard in the third quarter, a record for any quarter. Wallboard shipments for the third quarter of 2003 were 4 percent higher than the same period a year ago. For the first nine months of this year, shipments totaled 7.8 billion square feet, up 1 percent from the same period last year.

     U.S. Gypsum's nationwide average realized price of SHEETROCK Brand gypsum wallboard was $101.83 per thousand square feet during the third quarter, compared to $101.03 in the third quarter last year and $100.47 in the second quarter this year. There was modest price improvement late in the quarter following a price increase.

     Wallboard manufacturing costs were higher in the third quarter compared to the same period last year, primarily due to increased energy costs. Market prices for natural gas, a major source of energy for the company, were up over 50 percent in the third quarter of this year compared to the same period last year. Increased production efficiencies at the company's wallboard plants offset a portion of the cost increase. Higher energy and raw material costs also reduced profit margins on U.S. Gypsum's complementary products.

     The gypsum business of Canada-based CGC Inc. reported third quarter 2003 net sales of $69 million, which is $13 million higher than last year's third quarter. Operating profit of $11 million increased from $7 million in last year's third quarter. Most of the improvement in results was due to higher shipments of SHEETROCK Brand gypsum wallboard products and a stronger Canadian dollar.



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USG CORPORATION REPORTS THIRD QUARTER RESULTS/5

WORLDWIDE CEILINGS

     USG's worldwide ceilings business recorded net sales of $157 million and operating profit of $12 million in the third quarter. This compared with net sales and operating profit of $162 million and $15 million, respectively, in the third quarter of 2002. Most of the decline in sales and profit was attributable to USG's domestic ceilings subsidiary, USG Interiors.

     USG Interiors had operating profit of $10 million in the third quarter, compared with $13 million for the same period last year. Higher energy and steel costs, combined with lower shipments of ceiling grid and tile, were the primary reasons for the decrease in operating profit. These factors more than offset the benefit of improved pricing the company achieved in most of its ceiling product lines.

     USG International had break-even results in the third quarter of 2003, compared to a profit of $1 million for the same period a year ago. Third quarter 2003 results included a $1 million writedown related to a previously closed ceiling tile plant in Aubange, Belgium. The ceilings business of Canada-based CGC contributed $2 million in operating profit, $1 million higher than last year.

BUILDING PRODUCTS DISTRIBUTION

     L&W Supply Corporation ("L&W"), USG's building products distribution subsidiary, reported third quarter 2003 net sales of $341 million, compared to $317 million in the same period a year ago. The increase in revenues was due to record shipments of gypsum wallboard and complementary building products, primarily drywall metal, joint treatment and roofing.




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USG CORPORATION REPORTS THIRD QUARTER RESULTS/6

     Operating profit for L&W was $17 million in the quarter versus $18 million in the third quarter of 2002. The decline was mainly due to higher product costs. As of September 30, 2003, L&W operated 185 locations in the U.S., distributing a variety of gypsum and ceiling products, as well as related building materials.

OTHER CONSOLIDATED INFORMATION

     Third quarter 2003 selling and administrative expenses totaled $78 million, an increase of $2 million versus the third quarter of 2002. Selling and administrative expenses were 8 percent of net sales in the third quarter, the same level as in the third quarter of 2002. Selling and administrative expenses totaled $239 million for the first nine months of 2003 compared to $238 million for that period last year. These amounts were 9 percent of net sales in both nine-month periods.

     Interest expense of $2 million and $5 million was incurred in the third quarter and first nine months of 2003, respectively. This compares with interest expense of $1 million and $4 million in the same periods last year. Under AICPA Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," virtually all of USG's outstanding debt is classified as liabilities subject to compromise, and interest expense on this debt is not accrued or recorded. Contractual interest expense not accrued or recorded on pre-petition debt totaled $17 million and $53 million in the third quarter and first nine months of 2003, respectively.




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USG CORPORATION REPORTS THIRD QUARTER RESULTS/7

     For the third quarter, USG's Chapter 11 reorganization expenses of $2 million reflected $4 million of legal and financial advisory fees, partially offset by $2 million of interest income earned by the USG companies in Chapter
11. Under SOP 90-7, interest income earned on cash accumulated as a result of the Chapter 11 filing is recorded as an offset to Chapter 11 reorganization expenses.

     As of September 30, 2003, USG had $901 million of cash, cash equivalents, restricted cash and marketable securities on a consolidated basis, up from $788 million as of June 30, 2003, and $830 million as of December 31, 2002. Capital expenditures for the third quarter and first nine months of 2003 were $25 million and $61 million, respectively. Expenditures for the same periods last year were $26 million and $64 million, respectively.

     USG Corporation is a Fortune 500 company with subsidiaries that are market leaders in their key product groups: gypsum wallboard, joint compound and related gypsum products; cement board; gypsum fiber panels; ceiling panels and grid; and building products distribution. For more information about USG Corporation, visit the USG home page at http://www.usg.com.

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                                 USG CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
                   (dollars in millions except per share data)
                                   (Unaudited)

                                                              THREE MONTHS                            NINE MONTHS
                                                           ENDED SEPTEMBER 30,                    ENDED SEPTEMBER 30,
                                                   ---------------------------------       ---------------------------------
                                                        2003              2002                 2003               2002
                                                   ---------------    --------------       --------------     --------------

Net sales                                                   $ 963             $ 903              $ 2,739            $ 2,617

Cost of products sold                                         816               749                2,341              2,164

Selling & administrative expenses                              78                76                  239                238

Chapter 11 reorganization expenses                              2                 3                    7                 12
                                                   ---------------    --------------       --------------     --------------

Operating profit                                               67                75                  152                203

Interest expense                                                2                 1                    5                  4

Interest income                                                (1)               (1)                  (3)                (3)

Other income, net                                               -                 -                   (5)                (1)
                                                   ---------------    --------------       --------------     --------------

Earnings before income taxes and
cumulative effect of accounting change                         66                75                  155                203

Income taxes                                                   27                31                   63                 85
                                                   ---------------    --------------       --------------     --------------

Earnings before cumulative effect
of accounting change                                           39                44                   92                118
                                                   ---------------    --------------       --------------     --------------

Cumulative effect of accounting
change, net of tax                                              -                 -                  (16)               (96)
                                                   ---------------    --------------       --------------     --------------

Net earnings                                                   39                44                   76                 22
                                                   ===============    ==============       ==============     ==============


EARNINGS (LOSS) PER COMMON SHARE:

  Basic and diluted before cumulative effect
  of accounting change                                       0.89              1.03                 2.13               2.73

  Cumulative effect of accounting change                        -                 -                (0.37)             (2.22)
                                                   ---------------    --------------       --------------     --------------

  Basic and diluted *                                        0.89              1.03                 1.75               0.51
                                                   ===============    ==============       ==============     ==============


OTHER INFORMATION:
Depreciation, depletion and amortization                       28                26                   80                 77
Capital expenditures                                           25                26                   61                 64
Dividends paid per common share                                 -                 -                    -                  -

Average common shares                                  43,053,106        43,251,295           43,082,925         43,292,083
Average diluted common shares                          43,054,141        43,251,295           43,082,925         43,292,083

* The sum of the per-share components may not be the same as the total.

                                 USG CORPORATION
                              CORE BUSINESS RESULTS
                              (dollars in millions)
                                   (Unaudited)

                                                              THREE MONTHS                        NINE MONTHS
                                                           ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                     -------------------------------    -------------------------------
                                                         2003              2002             2003              2002
                                                     -------------     -------------    --------------    -------------
NET SALES:

NORTH AMERICAN GYPSUM:
U.S. Gypsum Company                                         $ 540             $ 502           $ 1,548          $ 1,488
CGC Inc. (gypsum)                                              69                56               188              162
Other subsidiaries*                                            39                36               102              100
Eliminations                                                  (48)              (42)             (130)            (122)
                                                     -------------     -------------    --------------    -------------
Total                                                         600               552             1,708            1,628
                                                     -------------     -------------    --------------    -------------

WORLDWIDE CEILINGS:
USG Interiors, Inc.                                           113               120               337              348
USG International                                              45                46               127              132
CGC Inc. (ceilings)                                            11                 9                33               30
Eliminations                                                  (12)              (13)              (39)             (42)
                                                     -------------     -------------    --------------    -------------
Total                                                         157               162               458              468
                                                     -------------     -------------    --------------    -------------

BUILDING PRODUCTS DISTRIBUTION:
L&W Supply Corporation                                        341               317               961              898
                                                     -------------     -------------    --------------    -------------

Eliminations                                                 (135)             (128)             (388)            (377)
                                                     -------------     -------------    --------------    -------------
Total USG Corporation                                         963               903             2,739            2,617
                                                     =============     =============    ==============    =============


OPERATING PROFIT (LOSS):

NORTH AMERICAN GYPSUM:
U.S. Gypsum Company                                            43                50               109              164
CGC Inc. (gypsum)                                              11                 7                23               20
Other subsidiaries*                                             6                 6                13               18
                                                     -------------     -------------    --------------    -------------
Total                                                          60                63               145              202
                                                     -------------     -------------    --------------    -------------

WORLDWIDE CEILINGS:
USG Interiors, Inc.                                            10                13                23               31
USG International                                               -                 1                 2               (4)
CGC Inc. (ceilings)                                             2                 1                 4                4
                                                     -------------     -------------    --------------    -------------
Total                                                          12                15                29               31
                                                     -------------     -------------    --------------    -------------

BUILDING PRODUCTS DISTRIBUTION:
L&W Supply Corporation                                         17                18                41               38
                                                     -------------     -------------    --------------    -------------

Corporate                                                     (20)              (17)              (56)             (54)
Chapter 11 reorganization expenses                             (2)               (3)               (7)             (12)
Eliminations                                                    -                (1)                -               (2)
                                                     -------------     -------------    --------------    -------------
Total USG Corporation                                          67                75               152              203
                                                     =============     =============    ==============    =============

*Includes USG Mexico, S.A. de C.V., a building products business in Mexico, Gypsum Transportation Limited, a shipping company in Bermuda, and USG Canadian Mining Ltd., a mining operation in Nova Scotia.

                                 USG CORPORATION
                           CONSOLIDATED BALANCE SHEET
                              (dollars in millions)
                                   (Unaudited)

                                                                  AS OF                   AS OF
                                                               SEPTEMBER 30,           DECEMBER 31,
                                                                   2003                    2002
                                                              --------------          --------------
ASSETS
Current Assets:
Cash and cash equivalents                                             $ 660                   $ 649
Short-term marketable securities                                         64                      50
Restricted cash                                                           6                       -
Receivables (net of reserves - $14 and $17)                             370                     284
Inventories                                                             281                     270
Income taxes receivable                                                  18                      14
Deferred income taxes                                                    56                      49
Other current assets                                                     60                      77
                                                              --------------          --------------

Total current assets                                                  1,515                   1,393

Long-term marketable securities                                         171                     131
Property, plant and equipment (net of accumulated
depreciation and depletion - $784 and $701)                           1,790                   1,788
Deferred income taxes                                                   168                     199
Other assets                                                            109                     106
                                                              --------------          --------------

TOTAL ASSETS                                                          3,753                   3,617
                                                              ==============          ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                        228                     170
Accrued expenses                                                        204                     243
Income taxes payable                                                      7                      25
                                                              --------------          --------------

Total current liabilities                                               439                     438

Long-term debt                                                            2                       2
Other liabilities                                                       440                     370
Liabilities subject to compromise                                     2,252                   2,272

Stockholders' Equity:
Preferred stock                                                           -                       -
Common stock                                                              5                       5
Treasury stock                                                         (258)                   (257)
Capital received in excess of par value                                 414                     412
Accumulated other comprehensive loss                                    (24)                    (32)
Retained earnings                                                       483                     407
                                                              --------------          --------------

Total stockholders' equity                                              620                     535
                                                              --------------          --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            3,753                   3,617
                                                              ==============          ==============